SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2010

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	000-16674	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS		77487
(Address of principal executive offices)		(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 28, 2010, the Company amended its Code of Ethics. The amendment added a discussion of the Company’s Incentive Recoupment Policy to the Code of Ethics. The amendment also updated telephone numbers and identified by title the persons to whom ethics complaints can be communicated or questions posed regarding the Code of Ethics.

The Incentive Recoupment Policy is intended to authorize the Company to recover or adjust incentive compensation to the extent the Company’s Compensation Committee determines that payments or awards have exceeded the appropriate amounts as a result of erroneous financial statements, and is also intended to deter Company employees from taking actions that may harm the financial position of the Company. The Policy applies to all incentive compensation arrangements or plans throughout the Company. The amended Code of Ethics is available on the Company’s website at www.imperialsugarcompany.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: October 28, 2010	By:	/S/ H. P. MECHLER
H. P. Mechler
Senior Vice President and Chief Financial Officer